Exhibit No. 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 24, 2009, with respect to the financial statements and supplemental schedules of the Navistar, Inc. Retirement Accumulation Plan on Form 11-K for the year ended December 31, 2008, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton, LLP
Appleton, Wisconsin
September 18, 2009